UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2025

T1 Energy Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-274434	93-3205861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1211 E 4th St.

Austin, Texas 78702
(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: 409-599-5706

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	TE	The New York Stock Exchange
Warrants, each whole warrant exercisable for one share of Common Stock at an exercise price of $11.50	TE WS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

1.01 Entry into a Material Definitive Agreement

On December 29, 2025, T1 Energy Inc. (the “Company”) entered into a series of transactions that, among other things, are intended to allow the Company to comply with the restrictions on energy tax credits imposed under Sections 7701(a)(51), 7701(a)(52), 45X(d)(4), 45Y(b)(1)(E) and 48E(b)(6) of the Internal Revenue Code of 1986, as amended (the “Code”), following the enactment of the One Big Beautiful Bill Act (“OBBBA”) on July 4, 2025 (“FEOC Restructuring”).

As previously disclosed, the Company entered into a transaction agreement with Trina Solar (Schweiz), AG, a company organized under the laws of Switzerland (“Trina”), dated November 6, 2024 (the “Transaction Agreement”), pursuant to which the Company acquired from Trina all of the legal and beneficial ownership interests in certain entities, including T1 G1 Dallas Solar Module (Trina) LLC (f/k/a Trina Solar US Manufacturing Module 1, LLC) (“G1”). Substantially simultaneously with the Transaction Agreement, the Company entered into a consultancy agreement by and between the Company and MingXing Lin, dated November 6, 2024 (the “Consultancy Agreement”).

On December 23, 2024, as previously disclosed, in connection with the consummation of the transactions contemplated by the Transaction Agreement (the “Closing”), the Company, Trina and certain of their affiliates entered into certain agreements, including the following:

●	cooperation agreement, dated December 23, 2024, by and between the Company and Trina (the “Original Cooperation Agreement”);

●	module operational support agreement, dated December 23, 2024, by and between the Company and Trina Solar (U.S.), Inc. (“TUS”) (the “Module Operational Support Agreement”);

●	a sales agency and aftermarket support agreement, dated December 23, 2024, by and between G1 and TUS (the “Sales Agency Agreement”);

●	an IP license agreement, dated as of December 23, 2024, by and between Trina Solar Co., Ltd. (“TCZ”), as licensor, and the Company, as licensee (the “IP License Agreement”);

●	an amended and restated trademark license agreement, dated December 23, 2024, by and between G1, as licensee and TUS, a licensor (the “Trademark License Agreement”); and

●	a $150.0 million senior unsecured note due 2029 issued by the Company to Trina (the “Loan Note”).

Amended and Restated Cooperation Agreement

Pursuant to the Original Cooperation Agreement, Trina was entitled, among other things, to designate for nomination up to two directors to the board of directors of the Company (the “Board”), subject to certain shareholding requirements. As part of the FEOC Restructuring, on December 29, 2025, the Company and Trina amended and restated the Cooperation Agreement to remove such appointment right. The parties also agreed to remove certain provisions related to the lock-up period with respect to the shares of common stock, par value $0.01 per share (the “Common Stock”), held by Trina, which elapsed, pursuant to the terms of the Original Cooperation Agreement, on December 23, 2025.

The above description of the Amended and Restated Cooperation Agreement is not complete and is qualified entirely by reference to the full text of the Amended and Restated Cooperation Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

IP Letter Agreement, First Amendment to IP License Agreement and Termination of Trademark License Agreement

On December 29, 2025, TCZ informed the Company that it sold and assigned all of its right, title and interest in the Licensed IP (as defined in the IP License Agreement) to Evervolt Green Energy Holding Pte Ltd., a company organized under the laws of Singapore (the “IP Buyer”, and such sale, the “IP Sale”). In connection with the IP Sale, the IP Buyer has assumed TCZ’s rights and obligations under the IP License Agreement (the “IP Assignment”), and the IP Buyer replaced TCZ as the licensor thereunder.

On December 29, 2025, the Company, G1, TCZ and TUS entered into a letter agreement (the “IP Letter Agreement”), pursuant to which, the parties agreed that (i) the Trademark License Agreement was terminated effective immediately, with no liability by any party, whether accrued, contingent or otherwise if the scope of the Licensed IP would otherwise capture such intellectual property by its terms, (ii) the IP License Agreement would be assigned to IP Buyer, (iii) the IP Buyer and the Company would enter into an Amended IP License Agreement (as defined below) and (iv) upon the completion of the 2025 Royalty Payment (as defined in the IP Letter Agreement), the Company, G1 and their respective affiliates would not have liability or other obligation to TCZ or its affiliates in connection with the Trademark License Agreement or the Existing IP License Agreements (as defined in the IP Letter Agreement) for fiscal year 2025. The execution of the IP Letter Agreement terminated all relationship between TCZ and the Company, with respect to licensing of intellectual property.

In connection with the IP Assignment, IP Buyer and the Company entered into an amendment to the IP License Agreement, dated as of December 29, 2025 (the “First Amendment to the IP License Agreement” and the IP License Agreement, together with the First Amendment to the IP License Agreement, “Amended IP License Agreement”). The Amended IP License Agreement remains substantially the same as the IP License Agreement, except for certain amendments, including, among other things: (i) the exclusion of intellectual property owned by a Specified Foreign Entity (as defined in the OBBBA), from the scope of Licensed IP (as defined in the IP License Agreement), (ii) updates to definitions and conforming changes to reflect the IP Sale and IP Assignment, (iii) restriction on the ability of the IP Buyer and its affiliates to sell, convey, assign or otherwise transfer any Licensed IP (as defined under the IP License Agreement) to a Specified Foreign Entity; (iv) amendments to the termination provision to remove certain termination rights and (v) certain amendments to royalty mechanics and administrative provisions.

The above descriptions of the IP Letter Agreement and First Amendment to IP License Agreement are not complete and are qualified entirely by reference to the full text of the IP Letter Agreement and First Amendment to IP License Agreement, copies of which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated herein by reference.

Non-IP Commercial Agreements Letter Agreement

On December 29, 2025, the Company, G1, TUS, Trina Solar Energy Development PTE. Ltd., Trina Solar (Viet Nam) Wafer Company Limited and TCZ, entered into a letter agreement (the “Non-IP Commercial Agreements Letter Agreement”), pursuant to which, the parties amended the terms of certain agreements by and among the Company, G1, TUS and other affiliates of Trina, including, among others, the Module Operational Support Agreement and the Sales Agency Agreement (collectively, the “Commercial Agreements”).

The Non-IP Commercial Agreements Letter Agreement amends the Sales Agency Agreement to, among other things, make confirming changes to reflect the IP Sales and IP Assignment. The amendments under the Non-IP Commercial Agreements Letter Agreement also include updates to definitions and conforming changes to reflect the IP Sale and IP Assignment throughout the Commercial Agreements.

The above description of the Non-IP Commercial Agreements Letter Agreement is not complete and is qualified entirely by reference to the full text of the Non-IP Commercial Agreements Letter Agreement, a copy of which is attached hereto as Exhibit 10.4 and incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement

The information set forth under the heading “Payoff Letter and Sales Agency Waiver” in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

Item 8.01 Other Events

Amended and Restated Consultancy Agreement

MingXing Lin, has been serving as the Chief Strategy Officer of the Company since December 2024. On December 29, 2025, the Consultancy Agreement was amended and restated to change his title to “Consultant” and to make certain other changes clarifying his responsibilities as Consultant to the Company.

Payoff Letter and Sales Agency Waiver

Pursuant to the Transaction Agreement, (i) the Company and G1 are obligated to pay to TUS a production reservation fee of $220.0 million (the “Production Reservation Fee”) and (ii) at Closing, the Company issued to Trina the Loan Note.

On December 29, 2025, the Company, Trina and TUS entered into a payoff letter (the “Payoff Letter”), pursuant to which, among other things, (i) all obligations of the Company under the Loan Note were satisfied, discharged and terminated in full, and (ii) $155.0 million of the Production Reservation Fee was satisfied, leaving $65.0 million of the Production Reservation Fee remaining outstanding as an obligation of the Company and G1. In consideration for the satisfaction, discharge and termination of the Loan Note in full and the partial discharge of the Production Reservation Fee, the Company (i) made a cash payment of $274.0 million to Trina and TUS and (ii) will issue 3,000,000 shares of its Common Stock to Trina on or around the date hereof.

On December 29, 2025, TUS and G1 also entered into a waiver agreement with respect to the Sales Agency Agreement, where TUS agreed to waive, discharge and release $34.0 million of Service Fees (as defined under the Sales Agency Agreement) payable by G1 with respect to the 2025 calendar year.

Press Release

On December 30, 2025, the Company issued a press release regarding the completion of a series of transactions intended to complete the FEOC Restructuring. A copy of the press release is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amended and Restated Cooperation Agreement
10.2+	IP Letter Agreement
10.3	First Amendment to IP License Agreement
10.4	Non-IP Commercial Agreements Letter Agreement
99.1	Press Release
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Portions of this exhibit have been omitted in accordance with Item 601(a)(5) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

T1 ENERGY INC.

Date: December 30, 2025	By:	/s/ Joseph Evan Calio
	Name:	Joseph Evan Calio
	Title:	Chief Financial Officer

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